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                                                                     Exhibit 5.1

                                August 6, 1999

Urologix, Inc.
14405 21st Avenue North
Minneapolis, MN 55447

     Re: Opinion of Counsel as to Legality of Shares of Common Stock to be Registered Under the Securities Act of 1933

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of (i) 500,000 shares of Common Stock, $.01 par value, of Urologix, Inc. (the "Company") offered to officers, directors, employees and consultants of the Company pursuant to the Amended and Restated Urologix, Inc. 1991 Stock Option Plan (the "Plan"), (ii) 25,000 shares of Common Stock, $.01 par value, of the Company issued pursuant to the Restricted Stock Agreement between the Company and Michael M. Selzer, Jr., and (iii) 400,000 shares of Common Stock, $.01 par value, of the Company to be issued pursuant to the Stock Option Agreement between the Company and Michael M. Selzer, Jr.

     As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that (i) the 500,000 shares of Common Stock to be offered to officers, directors, employees and consultants by the Company under the Plan,
(ii) the 25,000 shares of Common Stock issued pursuant to the Restricted Stock Agreement between the Company and Michael M. Selzer, Jr., and (iii) the 400,000 shares of Common Stock to be issued pursuant to the Stock Option Agreement between the Company and Michael M. Selzer, Jr. will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

     The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                              Very truly yours,

                              LINDQUIST & VENNUM P.L.L.P.

                              /s/ Lindquist & Vennum P.L.L.P